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                                                                      Exhibit 1A

                            LUCENT TECHNOLOGIES INC.

                         FORM OF UNDERWRITING AGREEMENT

                                                    (               , 199 )
                                                     ---------------     -

                                      New York, New York

(Representative of the Several Underwriters)

As Representative of the Several Underwriters
c/o

Dear Sirs:

         The undersigned, Lucent Technologies Inc. (the "Company"), hereby confirms its agreement with the several Underwriters, named in Schedule I hereof, as follows:

         1. Underwriters and Representative. The term "Underwriters" as used herein shall mean the several persons, firms and corporations named in Schedule I hereof, and the term "Underwriter" shall mean any one of such persons, firms or corporations. The terms "Underwriters," persons" "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "Representative" shall mean the representative to whom this Agreement is addressed, who, by signing this Agreement, represents that it has been authorized by each Underwriter to execute this Agreement on behalf of such Underwriter and to act for such Underwriter in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint.

         2. Description of Notes. The Company proposes to issue ________________ principal amount of its ______________ (the "Notes") under an Indenture dated as of _____________, 1996 (the "Indenture") between the Company and ______________,
Trustee (the "Trustee"). The Notes are more fully described in the Registration Statement hereinafter mentioned.

         3. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement No.__________ including a prospectus relating to notes of the Company including the Notes, which has become effective under the Securities Act of 1933 (the "Act"), and has filed or will file with, or has delivered or will deliver for filing to, the Commission a prospectus supplement specifically relating to the Notes pursuant to Rule 424 under the Act. The term "Registration Statement" means the Registration Statement as amended to the date hereof together with such prospectus supplement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to
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         the Notes, as filed with, or delivered for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means any preliminary prospectus supplement specifically relating to the Notes together with the Basic Prospectus. As used herein, Registration Statement, Basic Prospectus, Prospectus, and preliminary prospectus shall include in each case the material, if any, incorporated by reference therein.

            (b)(i) Each part of the Registration Statement (including the material incorporated by reference therein) when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) each preliminary prospectus, if any, relating to any Notes, filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein or as to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

            (c) Each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), together with the applicable instructions, rules and regulations of the Commission thereunder, and each document, if any, hereafter filed under the Exchange Act and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the requirements of such Exchange Act and such applicable instructions, rules and regulations.

            (d) The accountants who have certified or shall certify the financial statement filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the rules and regulations of the Commission thereunder.

            (e) Neither the issuance or sale of the Notes nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound,
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         or the Company's Certificate of Incorporation or By-Laws, or, to the
         beat of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties.

         4. Purchase and Sale of Notes. On the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, each of the Underwriters agrees to purchase from the Company, severally and not jointly, and on the terms and subject to the conditions herein set forth the Company agrees to sell to each of the Underwriters, severally and not jointly, the principal amount of Notes set forth opposite its name in Schedule I hereof, less the respective amounts of Contract Notes, if any, allocated to each of the Underwriters as provided below, at ____ % of the principal amount thereof, together with accrued interest, if any, thereon from ________, 199_ to and including the date of any, thereon from payment and delivery.

         Notes to be purchased by the Underwriters are hereinafter called Underwriters' Notes, and Notes to be purchased pursuant to delayed delivery contracts substantially in the form attached hereto as Schedule II with such changes as may be approved by the Company (the "Delayed Delivery Contracts") are hereinafter called Contract Notes.

         The Company hereby authorizes the Underwriters to solicit from institutional investors of the type described in the preliminary prospectus under the heading "Delayed Delivery Arrangements" offers to purchase Contract Notes on [____] at the initial public offering price thereof plus accrued interest, if any, from [____], pursuant to Delayed Delivery Contracts. Delayed Delivery Contracts are to be solicited from and made only with institutional investors of the type so described. Each Delayed Delivery Contract shall be for
a minimum of $          principal amount of Notes. Each purchaser shall be
approved by the Company and shall furnish such evidence as may be satisfactory to the Company of the authority of the person executing such Delayed Delivery Contract on behalf of the purchaser, and the aggregate principal amount of all
Contract Notes shall not be more than $          unless the Company otherwise
agrees. The Company will pay to the Representative for the accounts of the several Underwriters a commission equal to ____________ of 1% of the aggregate principal amount of Contract Notes. Such payment shall be made at the time of closing by crediting the same against the purchase price of the Underwriters' Notes payable to the Company pursuant to the first paragraph of this Section 4. Upon the submission by the Representative from time to time to the Company of Delayed Delivery Contracts executed by institutional investors of the type described In the preliminary prospectus, the Company shall within two full business days thereafter, notify the Representatives of its approval or disapproval of such Delayed Delivery Contracts. The Underwriters will not have any responsibility in respect of the validity or performance of any of the Delayed Delivery Contracts.

         The principal amount of Notes to be purchased by each Underwriter as set forth in Schedule I hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Notes as the principal amount of Notes set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule I hereto, except to the extent that you determine that such reduction shall be otherwise that in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Notes to be purchased by all Underwriters shall be
[$       ], the aggregate principal amount set forth in Schedule I hereto, less the aggregate principal amount of Contract Notes.
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         The terms of the public offering of the Notes are as set forth in the
Prospectus.

         5. Closing. Delivery of, and payment of the purchase price for, the Notes which the Underwriters severally agree to purchase shall be made at the office of ____________________, __________________, New York, New York, at 10:00
a.m.(1) on __________ 199_ or at such other place or time on the same or such other day as shall be agreed upon by the Company and the Representative. The time and date for such payment and delivery are herein referred to as the "time of closing". At the time of closing, the Company will deliver the Underwriters' Notes, registered in such names and in such authorized denominations as the Representative shall have specified not less than two business days prior to the day of closing, against payment therefor as provided in section 6 hereof, to the Representative for the respective accounts of the Underwriters.

         The Company agrees to make the Underwriters' Notes available to the Representative for examination on behalf of the Underwriters at the office of _____________________, ____________________, New York, New York, not later then
2:00 p.m. on the business day next preceding the day of closing.

         If for any reason (other than termination of this Agreement in accordance with the provisions of section 8, 9 or 10 hereof), one or more of the Underwriters shall fail or refuse to pay for the Underwriters' Notes it has or they have agreed to purchase (any such Underwriter being hereinafter referred to as a "defaulting Underwriter"), and the aggregate principal amount of the Underwriters' Notes which such defaulting Underwriter or Underwriters but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes, the remaining Underwriters shall be obligated severally in the proportion which the amounts of Notes set forth opposite their names in
Schedule I of this Agreement bear to the aggregate principal amount of Underwriters' Notes set forth opposite the names of all such non-defaulting Underwriters (or in such other proportion as the Representative shall specify) to purchase the Underwriters' Notes which the defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Notes that any Underwriter is obligated to purchase be increased pursuant to the provisions of this paragraph by more than one-ninth of the principal amount of Notes set forth opposite its name in
Schedule I without the written consent of such Underwriter. In the event that any defaulting Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Notes the aggregate principal amount of which is more then one-tenth of the aggregate principal amount of the Notes, and if arrangements satisfactory to the Representative and the Company for the purchase of all such Notes are not made within two business days after such default, this Agreement will terminate without liability on the part of any of the non-defaulting Underwriters or of the Company. In the event that the non-defaulting Underwriters agree to purchase, in accordance with this paragraph, all the Underwriters' Notes which the defaulting Underwriter or Underwriters fail or refuse to purchase, the Representative or the Company shall have the right to postpone the time of closing, but in no event longer than five business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Except to the extent provided in subparagraphs (d) and (g) of section 7 hereof, termination of this Agreement pursuant to this section 5 shall be without any liability on the part of the Company or any Underwriter other than a defaulting Underwriter which shall have failed, otherwise than for some reason sufficient to justify under the terms hereof the cancellation or termination of its

--------------------
(1) Times mentioned herein are New York time.
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obligations hereunder, to pay for the Notes which such Underwriter has agreed to purchase (any such failure or refusal being hereinafter referred to as a "default"). Unless this Agreement is terminated in accordance with any of its provisions, a default by one or more of the Underwriters shall not relieve any other Underwriter from its obligation to purchase the Notes which it has agreed to purchase.

         6. Payment. At the time of closing, the Company will cause the Underwriters' Notes to be delivered to the Representative for the account of each Underwriter against payment of the purchase price of such Notes by certified or official bank check or checks payable to the order of the Company in New York Clearing House or other next day funds.

         7. Covenants of the Company. The Company agrees as follows:

            (a) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus of which the Representative shall not previously have been advised or which shall be disapproved by ______________________, which firm is acting as counsel for the Underwriters, and will not file any document pursuant to the Exchange Act which is deemed to be incorporated by reference in the Prospectus of which _____________________ shall not previously have been advised.

            (b) The Company will deliver to the Representative a reasonable number of copies of the registration statement as originally filed (including documents incorporated by reference therein) and of all amendments thereto up to the time of closing, one of which shall be signed by or on behalf of the proper officers of the Company and a majority of its Board of Directors and shall contain a signed copy of each consent and certificate included therein or filed as an exhibit thereto. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to the Representative a reasonable number of copies thereof, one copy of any such amendment to the Registration Statement to be signed and to include signed consents and certificates as above described. The terms "supplement" and "amendment" or "amend", as used in this Agreement, shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus.

            (c) The Company will advise the Representative promptly (confirming such advice in writing) of any official request made by the Commission for amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. The Company will use its best efforts to prevent the issuance of any such stop order and, if such a stop order should be entered, the Company will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

            (d) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement, the preparation of the Indenture, the rating of the Notes, the issuance and delivery of the Notes and the printing of the copies of any
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         preliminary prospectus and of the Prospectus to be furnished as provided in the first sentence of subparagraph (h) below; and will pay any taxes on the issuance of the Notes, but will not pay any transfer taxes. The Company will not be required to pay any amount for any expenses of the Representative or any of the Underwriters, except the cost of mailing to Underwriters of copies of the Registration Statement and all amendments thereto (including documents incorporated by reference), the preliminary prospectuses and the Prospectus, and except as provided by subparagraph (g) below, and provided that if no Notes are delivered to and purchased by the Underwriters hereunder for any reason other than a default by one or more of the Underwriters or the termination of this Agreement pursuant to section 10 hereof, the Company, in addition to any payment provided for by subparagraph (g) of this section 7, will reimburse the Representative for the reasonable out-of-pocket expenses of the Underwriters, not exceeding $50,000, and for the fees and disbursements of _____________________, the Underwriters agreeing to pay such expenses, fees and disbursements in any other event. The Company will not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

            (e) The Company will apply the proceeds from the sale of the Notes as set forth under the heading "Use of Proceeds" appearing in the Prospectus.

            (f) So long as any of the Notes shall remain outstanding, the Company will furnish to the Representative, upon request and in reasonable quantities for distribution to the Underwriters, copies of such documents, reports and other information as may be required to be furnished to noteholders under the Indenture.

            (g) The Company will use its best efforts to qualify the Notes, or to assist in the qualification of the Notes by or on behalf of the Representative, for offer and sale under the securities or Blue Sky laws of such states as the Representative may designate, and will pay or reimburse the Representative for counsel fees filing fees and out-of-pocket expenses in connection with such that the Company Shall not be qualification; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any state or to pay, or to incur, or to reimburse the Representative for, any such expenses if no notes are delivered to and purchased by the Underwriters hereunder because of a default by one or more of the Underwriters or the termination of this Agreement pursuant to section 10 hereof.

            (h) The Company will furnish to the Representative or to the respective Underwriters as many copies of the Prospectus as the Representative or the respective Underwriters may reasonably request for the purposes contemplated by the Act. If. during such period after the first date of the public offering of the Notes as, in the opinion of the counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading, the Company will, upon the occurrence of each such event, forthwith at its expense, either (i) prepare and furnish to the Representative or to the respective Underwriters as many copies as the
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         Representative or the respective Underwriters may reasonably request for the purposes contemplated by the Act of a supplement to or amendment of the Prospectus which will supplement or amend the Prospectus or (ii) file with the Commission documents deemed incorporated by reference in the Prospectus, in either case so that as supplemented or amended, it will not at the date of such supplement or amendment contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein not misleading. For the purpose of this subparagraph (h), the Company will furnish such reasonable information with respect to itself as the Representative may from time to time request, and the Representative, at its own expense, may visit any of the properties of the Company and may inspect the books of account of the Company at any reasonable time. Notwithstanding any of the other provisions of this subparagraph (h), the Company shall not be under any obligation to furnish any supplement to or amendment of the Prospectus on account of any change in, or to include in any amended prospectus any change in, the information furnished to the Company by any Underwriter or Underwriters or by the Representative on its or their behalf for use in the Prospectus, unless the Representative has advised the Company in writing of such change and has requested the Company at the expense of such Underwriter or Underwriters to prepare a supplement to or amendment of the Prospectus to reflect such change or to include such change in an amended prospectus.

            (i) The Company will cause to be made generally available to its security holders as soon as practicable an earnings statement or statements which shall meet the requirements of Section 11(a) of the Act and Rule 158 promulgated thereunder.

            (j) Until the business day following the Closing Date, the Company will not, without the consent of the Representative offer, sell or contract to sell, or announce the offering of, any debt securities [(if applicable) denominated or payable in any currency or currency unit other then U.S. dollars] covered by the Registration Statement or any other registration statement filed under the Act.

         8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Underwriters' Notes shall be subject to the following additional conditions:

            (a) At the time of closing, the Indenture shall be qualified under the Trust Indenture Act, the Prospectus shall have been filed or delivered for filing to the Commission not later than 5:00 p.m. on the second business day following the date hereof, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission, and the Representative shall have received a certificate dated the day of the closing and signed by a Vice President or the Treasurer of the Company to the effect that no such stop order is in effect and, to the knowledge of the Company, no proceedings for such purpose are pending before, or threatened by, the Commission,
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            (b) At or prior to the time of closing, the Representative shall have received from counsel for the Company, an opinion, satisfactory to ___________________, to the effect that --

                (i) The Company is a corporation in good standing, duly
            organized and validly existing under the laws of the State of Delaware; and is authorized by its Certificate of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

                (ii) The Company is duly qualified to transact the business in which it is engaged, as set forth in the Prospectus, in each state in which it operates;

                (iii) The indenture has been duly executed and delivered
            pursuant to due authorization by appropriate corporate action, is a valid and binding agreement in accordance with its terms and has been duly qualified under the trust Indenture Act;

                (iv) the Notes, when duly executed, registered and authenticated pursuant to the indenture and delivered to and paid for by the Underwriters in accordance with the provisions hereof in the case of the Underwriters' Notes, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of Contract Notes, will be legal, valid and binding obligations of the Company in accordance with their terms;

                (v) this Agreement has been duly authorized, executed and
            delivered on behalf of the Company and is valid and binding on the Company, except as rights to indemnity and contribution hereunder may be limited under applicable law;

                (vi) each Delayed Delivery Contract has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company in accordance with its terms;

                (vii) all consents, approvals, authorizations or other orders of regulatory authorities legally required for the execution of the Indenture and the issuance and sale of the Notes to the Underwriters pursuant to the terms of this Agreement, or to purchasers pursuant to Delayed Delivery Contracts, have been obtained; and

                (viii) except as to financial statements and schedules contained therein, which such opinion need not pass upon, (A) each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission as to form in all material respects with the requirements of the Exchange Act, together with the applicable instructions, rules and regulations of the Commission thereunder, (B) each part of the Registration Statement when it became effective complied as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder; and (C) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, comply, and at the date hereof
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            complied, as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations to the Commission thereunder.

            (c) At or prior to the time of closing, the Representative shall have received from ___________________ an opinion to the effect specified in clauses (iii) through (vi), and (viii)(B) and (C) of subparagraph (b) above.

            (d) At each of the dates hereof and at or prior to the time of closing, the Representative shall have received an executed copy of a letter of Coopers & Lybrand, addressed to the Company and to the Representative, to the effect that (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; (ii) the audited financial statements contained or incorporated by reference in the Registration Statement, as amended or supplemented from time to time, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the applicable published rules and regulations of the Commission thereunder; and (iii) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that the unaudited financial statements, if any, contained in or incorporated by reference as aforesaid, do not so comply and are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements contained as aforesaid, (B) that there was any change in the capital stock or long or intermediate term debt of the Company, or any decrease in net assets, from the date of the latest balance sheet which is contained in or incorporated by reference as aforesaid, to a date not more than five days prior to the date of such letter or (C) that there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, income before interest deductions or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company; provided that, with respect to any of the items specified in clause
         (iii), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided further, that the letter may vary from the requirements specified in this subparagraph in such manner as the Representative in its sole discretion may determine to be immaterial or in such manner as may be acceptable to the Representative.

            (e) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been, at the time of closing, any material adverse change, financial or otherwise, in the condition of the Company from that set forth in the Registration Statement and the Prospectus the representations and warranties of the Company herein shall be true at the time of closing; the Company shall not have failed, at or prior to the time of closing, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and the Representative shall have received, at the time of closing, a
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                                       10


         certificate to the foregoing effect dated the day of the closing and signed by a Vice President or the Treasurer of the Company.

         In case any of the conditions specified above in this section 8 shall not have been fulfilled, this Agreement may be terminated by the Representative by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d) and (g) of section 7 hereof.

         9. Conditions of Company's Obligation. The obligation of the Company to deliver the Notes upon payment therefor shall be subject to the following conditions:

         At the time of closing, the Indenture shall be qualified under the Trust Indenture Act, the Prospectus shall have been filed or delivered for filing to the Commission not later than 5:00 p.m. on the second business day following the date hereof and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time; shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

         In case any of the conditions specified above in this section 9 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Representative. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d) and (g) of section 7 hereof.

         10. Termination of Agreement. This Agreement may be terminated, by delivering written notice of termination to the Company at any time prior to the time of closing, by the Representative with the consent of Underwriters which, together with the Representative, have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Notes, if after the signing of this Agreement trading in securities generally on the New York Stock Exchange shall have been materially suspended or materially limited or minimum prices shall have been established on such Exchange (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), or a banking moratorium shall have been declared by either federal or New York State authorities.

         A termination of this Agreement pursuant to this section 10 shall be without liability of any party to any other party.

         11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, and liabilities with respect to the Notes or any other securities of the Company arising because the Registration Statement, any preliminary prospectus used in connection with the offering of the Notes or the Prospectus (if used within the period set forth in section 7(h) hereof and if used, as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representative or to such Underwriter) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of any
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                                       11


Underwriter for use in connection with the preparation of any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof, or caused by any statement in or omission from the Statement of Eligibility and Qualification of the Trustee under the Indenture, provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Notes to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representative or to such Underwriter, but without documents incorporated by reference therein or exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Notes to such person.

            (b) Each Underwriter agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Notes, or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in any such preliminary prospectus or in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of such Underwriter for use in connection with the preparation thereof.

            (c) The Company and each Underwriter agree that upon the commencement of any action against it, its directors, its officers who sign the registration statement, or any person controlling it as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or
(ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified patties, which firm shall be designated in writing by the Representative in the case of an action in which one or more Underwriters, or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

            (d) If the indemnification provided for in subparagraph (a) or (b) of this section 11 is unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes and also to reflect where appropriate the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (d) shall be deemed to include, subject to the limitations set forth above in this section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this subparagraph (d), by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from and person who was not guilty of such fraudulent misrepresentation. Each Underwriter's obligation to contribute pursuant to this subparagraph (d) is several in an amount which shall bear the same proportion to the total principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto (plus any increase in such amount as may be required pursuant to Section 5 hereof).

            12. Miscellaneous. This Agreement shall inure to the benefit of the Company, its directors, its officers who sign the registration statement, the several Underwriters and each controlling person referred to in section 11 hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under in respect of this Agreement or any provision herein contained. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Notes from any of the several Underwriters.

            13. Notices. All communications hereunder shall be in writing, and if to the Underwriters, unless otherwise provided, shall be mailed or delivered
to the Representative at [            ] and if to the Company, unless otherwise
provided, shall be mailed or delivered to the Company attention:
[______________________].

            14. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

            15. Survival Clause. Except with respect to any Underwriter who is in default within the meaning of section 5 hereof, the indemnity and contribution agreement contained in section 11 hereof and the representations and warranties of the Company set forth in this Agreement or in any certificate furnished pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or
(iii) acceptance of and payment for the Notes.

            Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters, in accordance with its terms.

                                            Very truly yours,

                                            LUCENT TECHNOLOGIES INC.


                                          By
                                            ------------------------------------
                                            Name:

                                            Title:

The foregoing Agreement is hereby
     confirmed and accepted as of
     the date first above written.

(Representative of the Several Underwriters)



By:

  Acting severally on behalf of itself
  and the several Underwriters named
  herein.

                                   SCHEDULE I

Name                                                            Principal Amount
----                                                            ----------------

                                   SCHEDULE II

                            LUCENT TECHNOLOGIES INC.

                                      NOTES

                            DELAYED DELIVERY CONTRACT



Lucent Technologies Inc.                           199
c/o

Dear Sirs:

         The undersigned hereby agrees to purchase from Lucent Technologies Inc. (the "Company"), and the Company agrees to sell to the undersigned, on ________, 199_ (the "Delivery Date"),


                                     $




                                     ---------------------------

principal amount of the Company's Notes (the "Notes") offered by the Company's Prospectus dated _________ 199_, receipt of a copy of which is hereby acknowledged, at a purchase price of ____% of the principal amount thereof, plus accrued interest, if any thereon from ________________, 199_ to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

         Payment for the Notes which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House or other next-day funds, at
___________________, New York, NY,                     at 10:00 o'clock a.m.,
New York time, on the Delivery Date, upon delivery to the undersigned of the Notes to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may properly designate by written or telegraphic communications addressed to the Company not less than five full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Notes on the Delivery Date and the obligation of the Company to sell and deliver Notes on the Delivery Date shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that
(1) the purchase of Notes to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the Underwriters of, such part of the Notes as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         Failure to take delivery of and make payment for Notes by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party without the written consent of the other.

         It this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

         This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                                     Yours very truly,


                                                     ---------------------------
                                                     (Purchaser)


                                                   By
                                                     ---------------------------
                                                     ---------------------------
                                                     (Title)


                                                     ---------------------------
                                                     ---------------------------
                                                     (Address)

Accepted
LUCENT TECHNOLOGIES INC.

By
  ----------------------------------------
(Authorized Signature)

         PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

         The name and telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (please print)

                                   Telephone No.
      Name                   (including Area Code)               Department
      ----                   ---------------------               ----------